UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CBU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2020, the Board of Directors (the “Board”) of Community Bank System, Inc. (the “Company”) authorized and approved the amendment of the Company’s Bylaws in connection with the Board’s proposal to declassify the Board, contingent upon the receipt of the shareholders’ approval of the proposal at the 2020 Annual Shareholders Meeting held on May 20, 2020 (the “Annual Meeting”). The proposal to declassify the Board was approved by the shareholders and the Bylaws were amended and restated to:

•	Update the term of office for the directors in connection with the proposal approved by the Company’s Shareholders to amend the Company’s Certificate of Incorporation to declassify the Board; and

•	Make certain other ministerial updates and conforming revisions including, the use of gender neutral language and clarification that electronic transmissions are an acceptable form of communication as provided under the Delaware General Corporation Law.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, attached hereto as Exhibit 3.1 and incorporated herein by reference.

In addition, the Certificate of Amendment to the Certificate of Incorporation to declassify the Board and provide for the annual election of all directors, as filed with the Secretary of State of the State of Delaware on May 20, 2020, is attached hereto as Exhibit 3.2.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 20, 2020, the Company held its Annual Meeting by remote communication. At the Annual Meeting, the Company’s shareholders (i) elected 12 directors, each for a one-year term, (ii) approved an amendment to the Certificate of Incorporation to declassify the Board, (iii) approved on a non-binding advisory basis the Company’s executive compensation as set forth in the proxy statement, and (iv) ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020.

1.       The Company’s shareholders elected 12 individuals to the Board to serve one-year terms, as set forth below:

Name of Director	Number of Votes
	For	Against	Abstain	Broker Non-Votes
Brian R. Ace	40,836,319	1,474,477	388,058	4,619,080
Mark J. Bolus	42,297,921	178,070	222,863	4,619,080
Jeffrey L. Davis	41,647,983	803,222	247,649	4,619,080
Neil E. Fesette	41,570,205	899,309	229,340	4,619,080
Michael R. Kallet	42,229,795	208,223	260,836	4,619,080
Kerrie D. MacPherson	42,251,641	160,698	286,515	4,619,080
John Parente	42,043,229	444,082	211,543	4,619,080
Raymond C. Pecor, III	42,220,901	231,206	246,747	4,619,080
Sally A. Steele	41,989,204	472,393	237,257	4,619,080
Eric E. Stickels	42,219,019	216,869	262,966	4,619,080
Mark E. Tryniski	42,139,308	274,567	284,979	4,619,080
John F. Whipple, Jr.	41,678,249	789,982	230,623	4,619,080

2.       The Company’s shareholders approved the amendment to the Certificate of Incorporation to declassify the Board as set forth below:

For	Against	Abstain	Broker Non-Votes
42,039,598	520,095	139,161	4,619,080

3.       The Company’s shareholders approved, on a non-binding advisory vote, our executive compensation programs, as described in the proxy statement, as set forth below:

For	Against	Abstain	Broker Non-Votes
35,214,380	7,186,197	298,277	4,619,080

4.       The Company’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 as set forth below:

For	Against	Abstain
46,762,969	507,951	47,014

Item 8.01	Other Events

On May 20, 2020, the Company issued a press release announcing the results of its Annual Meeting and the approval by the Board of Directors of a regular quarterly dividend of $0.41 per share payable on July 10, 2020, to shareholders of record as of June 15, 2020.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit No.	Description

3.1	Bylaws, dated May 20, 2020
3.2	Certificate of Amendment to the Certificate of Incorporation, dated May 20, 2020
99.1	Press Release, dated May 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By:	/s/ George J. Getman
Name: Title:	George J. Getman EVP and General Counsel

Dated: May 22, 2020